Exhibit 15.3

Baker & McKenzie 14th Floor, One Taikoo Place 979 King’s Road, Quarry Bay Hong Kong SAR 香港鰂魚涌英皇道979號 太古坊一座14樓 Tel: +852 2846 1888 Fax: +852 2845 0476 DX: 009086 Central 1 www.bakermckenzie.com

14 April 2026

	Our ref:	10170608/51281462/KYM

Antalpha Platform Holding Company 9 Temasek Boulevard #13-01/02/03 Suntec Tower 2 Singapore, 038989	By email crystal.zhou@antalpha.com

Dear Sirs,

Re	Antalpha Platform Holding Company (the “Company”) – Form 20-F for the fiscal year ended December 31, 2025

1.	We have acted as legal advisers to the Company as to Hong Kong law in connection with the disclosures on certain Hong Kong law matters in its Form 20-F for the fiscal year ended December 31, 2025 (the “Form 20-F”), and in particular, the disclosures in the Form 20-F relating to the enforceability of civil liabilities in Hong Kong.

2.	We consent to all references to us, if any, in the Form 20-F, and we consent to the filing of this consent letter with the United States Securities Exchange Commission as an exhibit to the Form 20-F. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Yours faithfully,

/s/ Baker & McKenzie
Baker & McKenzie

Partners

CHAN, Edmond

CHAN, Pierre

CHAN, Roberta

CHAN, Ruby

CHENG, Milton

CHEUNG, Debbie F

CHEUNG, Kwun Yee

CHING, Kenneth K

CROSSWELL, Stephen

CUTHBERT, Christine

FUNG, Grace

HANUSCH, Philipp

HUNG, Sally

KUO, Lex

LAU, Jannice LAU, May LAU, Winfield LEE, Christina LEUNG, Simon LIU, Isabella LOCKHART, Andrew W LOO, Shih Yann LUMSDAINE, Tess MAN, Karen NG, Allen NG, Bryan NG, Jason	ONG, Jeremy OUYANG, Dan POON, Derek K SIEKER, Steven SIM, Andrew Y M TAM, Frankie TAM, Martin TANG, Cynthia* TSO, Grace WONG, Brian WONG, Grace WRIGHT, Robert WUT, Tracy

Registered Foreign Lawyers

CHEN, Sheng (New York, USA)

CHEN, Xinxing (New York, USA)

GAO, Grace (New York, USA)

ISAACS, Jonathan (New York, USA)

KELLY, Brendan (New York, USA)

LEE, Won (New York, USA)

LING, Amy (New York, USA)

VANDEPOL, Mini (Victoria, Australia)

WONG, Edwin (New South Wales, Australia)

WONG, Gerry (New York, USA)

Consultants INNIS, Mark TAN, Loke-Khoon

* China-Appointed Attesting Officer

Baker & McKenzie, a Hong Kong Partnership, is a member of Baker & McKenzie International.